Exhibit 3.1
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HEALTHCARE SERVICES, INC.
It is hereby certified that:
     1. The present name of the corporation (hereinafter called the “Corporation”) is Healthcare Services, Inc., which is the name under which the Corporation was originally incorporated. The date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is July 2, 2003. The certificate was amended on August 20, 2003 to include the initial designation of the Series A Convertible Preferred Stock, was amended and restated on November 10, 2003 to include a revised designation of the Series A Preferred, was amended on October 6, 2004 to increase the authorized capital of the Corporation, was amended and restated on December 2, 2004 to include a revised designation of the Series A Preferred, to increase the authorized capital of the Corporation and to designate two series of common stock of the Corporation, Series B common stock, which has voting rights, and Series C common stock, which has no voting rights, and was amended and restated on December 12, 2005 to increase the authorized capital of the Corporation and to include the initial designation of the Series D Convertible Preferred Stock.
     2. The certificate of incorporation of the Corporation as amended and restated on December 12, 2005, is hereby amended by increasing the authorized capital of the Corporation by 500,000 shares and increasing the authorized number of shares of Series C common stock.
     3. The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled “Fourth Amended and Restated Certificate of Incorporation of Healthcare Services, Inc.” without any further amendment other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and/or supplemented and the provisions of the said single instrument hereinafter set forth.
     4. The amendments and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.
     5. The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of the Fourth Amended and Restated Certificate of Incorporation, read as follows:

FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HEALTHCARE SERVICES, INC.
ARTICLE I:
NAME
The name of the corporation is Healthcare Services, Inc. (the “Corporation”).
ARTICLE II:
PURPOSE
The purpose or purposes for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “Law”).
ARTICLE III:
REGISTERED OFFICE AND AGENT
The registered office of the Corporation in the State of Delaware is located at 615 South DuPont Highway, in the City of Dover, County of Kent. The name of its registered agent at such address is NATIONAL CORPORATE RESEARCH, LTD.
ARTICLE IV:
CAPITALIZATION
     1. Authorized Stock. The Corporation is authorized to issue two classes of shares designated “Common Stock” and “Preferred Stock,” respectively. The aggregate number of shares that the Corporation has authority to issue is 26,850,000 shares, divided into 25,500,000 shares of Common Stock and 1,350,000 shares of Preferred Stock, each with a par value of $.01 per share. The Common Stock shall be further divided into two series; Series B shall be voting stock and shall be comprised of 17,500,000 shares (the “Series B Common Stock”) and Series C shall be non-voting and comprised of 8,000,000 shares (the “Series C Common Stock”).
     2. Designation of Relative Rights, Preferences and Qualifications of Preferred Stock. The Corporation is authorized to divide the Preferred Stock into, and to issue, such additional series (and sub-series) of Preferred Stock, (i) with such designations, powers, preferences and rights, and such qualifications, limitations or restrictions thereof as the Board of’ Directors of the

Corporation (the “Board,” or the “Board of Directors”) shall fix by resolution or resolutions, as permitted by Section 151 of the Law, for any such series (and sub-series, if applicable) of Preferred Stock, and (ii) in such number of shares in each series (and sub-series, if applicable) as the Board of Directors shall, by resolution, fix, provided that the aggregate number of all shares of Preferred Stock issued does not exceed the number of shares of Preferred Stock then authorized hereby. The authority of the Board of Directors with respect to such series shall include, but not be limited to, determination of the following:
          (a) The number of shares constituting that series and distinctive designation of that series;
          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;
          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
          (d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;
          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
          (f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;
          (g) The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase or redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;
          (h) The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and
          (i) Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

          (j) A Certificate of Designation of Series A Convertible Preferred Stock of the Corporation (the “Series A Preferred Stock”) was initially filed with the Secretary of State on August 20, 2003. A substitute Certificate of Designation was filed on November 11, 2003, and a further substitute Certificate of Designation was filed on December 2, 2004, which substitute Certificate of Designation was amended on December 1, 2005, which fixed the designations, powers, preferences and rights, and such qualifications, limitations or restrictions thereof, of the Series A Preferred Stock. The terms of the Series A Preferred Stock are attached hereto as Exhibit A.
          (k) A Certificate of Designation of Series D Convertible Preferred Stock of the Corporation (the “Series D Preferred Stock”) was initially filed with the Secretary of State on December 1, 2005, which fixed the designations, powers, preferences and rights, and such qualifications, limitations or restrictions thereof, of the Series D Preferred Stock. The terms of the Series D Preferred Stock are attached hereto as Exhibit B.
     3. Status of Redeemed Shares of Preferred Stock. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall be cancelled, shall return to the status of authorized and unissued shares of Preferred Stock of no designated series, and may not be reissued as a part of any then-existing series of Preferred Stock, but may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.
     4. Common Stock Voting Rights. Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Series B Common Stock shall possess voting power for all purposes, each holder of record of shares of Series B Common Stock being entitled to one vote for each share of Series B Common Stock standing in his name on the books of the Corporation. The holders of outstanding shares of Series C Common Stock shall not have any voting rights and no holder of record of shares of Series C Common Stock shall be entitled to vote on any matter for any purpose.
     5. Common Stock Dividends. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any Series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of preferred stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.
     6. Rights of Common Stock Upon Liquidation, Etc. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.
     7. Changes in Authorized Stock. The number of authorized shares of any class may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.
ARTICLE V:
LIMITATION OF LIABILITY; INDEMNIFICATION
     1. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be personally liable to the Corporation, to the extent provided by applicable law: (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Law; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article V shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
     Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     2. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph 3 of this Article V, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
     3. If a claim under paragraph 2 of this Article V is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Law, or an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     4. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     5. The Corporation shall maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture. trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Law.

ARTICLE VI:
BOARD POWER TO AMEND BYLAWS
     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws; provided, however, that any Bylaws adopted or amended by the Board may be amended or repealed, and any Bylaws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.
     IN WITNESS WHEREOF, the undersigned, being an authorized officer of the Corporation, has executed and acknowledged this Fourth Amended and Restated Certificate of Incorporation this 29th day of August, 2008.

HEALTHCARE SERVICES, INC.
By:	/s/ Gregory Kazarian
	Name:	Gregory Kazarian
	Title:	Secretary

Exhibit A
CERTIFICATE OF DESIGNATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF

HEALTHCARE SERVICES, INC.
(a Delaware corporation)

     (Pursuant to Section 151 of the Delaware General Corporation Law (“GCL”)
     HEALTHCARE SERVICES, INC., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”) DOES HEREBY CERTIFY THAT:
     FIRST: The Corporation was incorporated in the State of Delaware on July 2, 2003.
     SECOND: Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation under the provisions of Section 151 of the GCL, the following resolutions were duly adopted by unanimous written consent of the Board of Directors dated as of December 1, 2005, which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate of Incorporation, or By-laws of the Corporation:
     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by Section 151 of the GCL and in accordance with the provisions of its Certificate of Incorporation, a class of preferred stock of the Corporation to be known as Series A Convertible Preferred Stock has previously been created and provided for and the Board of Directors hereby amends and restates the terms, designations, relative rights, preferences and limitations of such class in the particulars required by but not specifically set forth in said Certificate of Incorporation or any amendment thereto, as follows:
     1. Designation of Series of Preferred Stock. Of the 1,350,000 shares of the Corporation’s authorized preferred stock, 32,317 shares shall be designated and known as “Series A Convertible Preferred Stock,” par value $.01 per share (the “Series A Stock”)
     2. Ranking. Each share of Series A Stock shall rank, as to dividends and upon Liquidation (as defined in Section 4(a) hereof), equally with each other, pari passu with the Corporation’s Series D Convertible Preferred Stock (the “Series D Stock”) and senior and prior to the Corporation’s Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of shares representing a majority of the voting power of the Series A Stock then outstanding (determined as set forth in the second sentence of Section 6(a) hereof).
     3. Dividend Provisions.
          (a) The holders of shares of Series A Stock shall not be entitled to receive any dividends on the shares of Series A Stock. Notwithstanding the foregoing, if any dividend is declared or paid on any shares of Series A Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A Stock then outstanding, so that all outstanding shares of Series A Stock will participate equally with each other ratably per share (calculated as provided in Section 3(h) hereof). Whenever any dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series A Stock then outstanding so that all outstanding shares of Series A Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section 3(b) hereof); or (ii) any shares of Preferred Stock (other than the Series A Stock), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate (based on the number of shares of Common Stock into which such Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, as compared with the Series A Stock then outstanding) and in like kind upon each share of the Series A Stock then outstanding so that all outstanding shares of Series A Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section 3(b) hereof).
          (b) In connection with any dividend declared or paid hereunder, each share of Series A Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded up to the nearest one-tenth of a share. No fractional shares of Common Stock or Preferred Stock shall be issued as a dividend hereunder. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the fair market value thereof on the last Business Day (as defined in Section 8 hereof) immediately preceding the date for payment of dividends as determined by the Board of Directors in good faith.
     4. Liquidation Rights; Initial Public Offering; Change of Control.
          (a) Liquidation Rights.
          (i) With respect to rights in the event of a Liquidation (as defined in Section 4(a)(ii) hereof), the Series A Stock shall rank equally with each other, pari passu with the Series D Stock and senior and prior to the Corporation’s Common Stock and to all other classes or series of stock issued by the Corporation, except such classes or series of stock that expressly rank pari passu with or senior to the Series A Stock and such ranking is approved by the affirmative vote or consent of the holders of shares representing a majority of the voting power of the Series A Stock then outstanding (determined as set forth in the second sentence of Section 6(a) hereof).
     (ii) In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”), the holders of shares of Series A Stock then outstanding (the “Series A Stockholders”) shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A Stock an amount per share equal to the Original Purchase Price (as defined in Section 8 hereof), plus, in each case, an amount equal to any accrued but unpaid dividends thereon pursuant to Section 3(a) hereof (collectively, the “Termination Amount”).
     (iii) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Stockholders the full amount as to which each of them shall be entitled, then the Series A Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares held upon such distribution if all amounts payable on or with respect to such shares were paid in full. For purposes of calculating the amount of any payment to be paid upon any such Liquidation, each share of Series A Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.
     (iv) In the event of any Liquidation, after payments shall have been made first to the Series A Stockholders of the full amount to which they shall be entitled as aforesaid, the Series A Stockholders as a class, shall be entitled to share ratably (calculated with respect to such Series A Stock as provided in the next sentence) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid upon any such Liquidation, each share of such Series A Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.
     (b) Initial Public Offering.
     (i) Upon the closing of an initial public offering of shares of the capital stock of the Corporation, which offering raises net proceeds to the Corporation of not less than $25 million (a “Qualifying Public Offering”), the Corporation shall pay to each Series A Stockholder who holds shares on the Business Day immediately preceding the closing of such Qualifying Public Offering (the “Special Termination Determination Date”), a preference equal to the Termination Amount (each such payment, a “Special Termination Amount”) calculated as of the Special Termination Determination Date; provided, however, that, at each Series A Stockholder’s option, the Special Termination Amount shall be paid to such Series A Stockholder in shares of the Corporation’s Common Stock valued at the per common share price offered in the Qualifying Public Offering (the “Equity Alternative”).
     (ii) The Corporation shall pay the Special Termination Amount in cash with respect to             shares of Series A Preferred Stock to each holder that has not elected to receive the Equity Alternative on the fifth (5th) Business Day after the closing of the Qualifying Public Offering (the “Special Termination Amount Payment Date”); the shares representing the Equity Alternative shall be issued upon the closing of the Qualifying Public Offering. If the Corporation does not have sufficient capital and surplus legally available to pay the Special Termination Amount for all of the outstanding shares of Series A Preferred Stock on any Special Termination Amount Payment Date, the Corporation shall take all commercially reasonable measures permitted under the GCL to increase the amount of its capital and surplus legally available, and the Corporation shall pay the Special Termination Amount with respect to as many shares of Series A Preferred Stock as it has capital and surplus legally available therefore, ratably from the holders thereof in proportion to the total number of             shares held by such holders, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefore, pay the Special Termination Amount with respect to as many shares of Series A Preferred Stock as it has capital and surplus available therefore until it has paid the Special Termination Amount with respect to all of the outstanding shares of Series A Preferred Stock.
     (c) Change of Control.
     (i) In the event of a Change of Control (as defined below), the Corporation shall pay to each Series A Stockholder who holds shares on the Business Day immediately preceding such Change of Control (the “Change of Control Determination Date”), a preference equal to the Termination Amount (each such payment, a “Change of Control Termination Amount”) calculated as of the Change of Control Determination Date.
     (ii) The Corporation shall pay the Change of Control Termination Amount in cash with respect to shares of Series A Preferred Stock on the fifth (5th) Business Day after the closing of the Change of Control (the “Change of Control Payment Date”). If the Corporation does not have sufficient capital and surplus legally available to pay the Change of Control Termination Amount for all of the outstanding shares of Series A Preferred Stock on any Change of Control Payment Date, the Corporation shall take all commercially reasonable measures permitted under the GCL to increase the amount of its capital and surplus legally available, and the Corporation shall pay the Change of Control Termination Amount with respect to as many shares of Series A Preferred Stock as it has capital and surplus legally available therefore, ratably from the holders thereof in proportion to the total number of shares held by such holders, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefore, pay the Change of Control Termination Amount with respect to as many shares of Series A Preferred Stock as it has capital and surplus available therefore until it has paid the Change of Control Termination Amount with respect to all of the outstanding shares of Series A Preferred Stock.

     (iii) For purposes hereof, a “Change of Control” shall mean the merger or consolidation of the Corporation into or with another corporation, partnership, joint venture, trust or other entity, or the merger or consolidation of any corporation into or with the corporation (in which consolidation or merger the stockholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger in complete exchange for their shares of capital stock of the Corporation), or the sale or transfer of shares of capital stock of the Corporation, unless, upon consummation of such merger, consolidation or sale of capital stock, the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than a majority of the voting power of the surviving corporation.
     5. Redemption. Neither the Series A Stockholders nor the Corporation shall have the right to cause or require the Corporation to redeem any of the Series A Stock at any time.
     6. Voting.
     (a) In addition to any other rights provided for herein or by law, the Series A Stockholders shall be entitled to vote, together with the holders of Series B Common Stock as one class, on all matters as to which the holders of Series B Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Series B Common Stock. In any such vote, each share of Series A Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Series B Common Stock (including fractional shares) into which each such share of Series A Stock is then convertible, rounded up to the nearest one-tenth of a share.
     (b) The Corporation shall not, directly or indirectly, through a subsidiary or otherwise, without the affirmative approval of the holders of shares representing a majority of the voting power of the Series A Stock then outstanding (determined as set forth in the second sentence of Section 6(a) hereof), acting separately from the holders of Series B Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice (a “Notice”) shall have been given to each holder of such Preferred Stock, in the manner provided in the By-laws of the Corporation: (i) in any manner alter or change the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Series A Stock or (ii) take any action to cause any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, the Certificate of Designation of Series A Convertible Preferred Stock or the By-laws of the Corporation, which amendment, alteration or repeal adversely affects the powers, preferences or rights pertaining to the Series A Stock, provided, however, that if any such action as set forth in the preceding clauses (i) and (ii) would adversely affect the designations, powers, preferences, rights, qualifications, limitations or restrictions of some, but not all, of the shares of the Series A Stock, then such action will also require the affirmative approval of the holders of shares representing a majority of the voting power of the Series A Stock as would be so adversely affected.
     7. Conversion.

     (a) (i) Any Series A Stockholder shall have the right, at any time or from time to time, to convert any or all of its Series A Stock into that number of fully paid and nonassessable shares of Series B Common Stock, rounded up to the nearest one-tenth of a share, for each share of Series A Stock so converted equal to the quotient of the Original Purchase Price for such share and the Conversion Price for such share (as defined in Section 7(d) hereof), as last adjusted and then in effect; provided, however, that cash shall be paid in lieu of the issuance of fractional shares of Series B Common Stock, as provided in Section 7(c)(ii) hereof.
     (i) Any Series A Stockholder who exercises the right to convert shares of Series A Stock into shares of Series B Common Stock, pursuant to this Section 7, shall be entitled to payment of all declared but unpaid dividends payable with respect to such Series A Stock pursuant to Section 3(a) herein, up to and including the Conversion Date (as defined in Section 7(b)(ii) hereof).
     (b) (i) Any Series A Stockholder may exercise the right to convert such shares into Series B Common Stock pursuant to this Section 7 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the “Series A Preferred Certificate”), duly endorsed or assigned in blank to the Corporation (if required by it).
     (i) Each Series A Preferred Certificate shall be accompanied by, written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Series B Common Stock are to be issued. Such conversion shall be deemed to have been effected on the date when such delivery is made and such date is referred to herein as the “Conversion Date.”
     (ii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Series B Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in any shares of Series B Common Stock, as provided in Section 7(c)(ii) hereof, payable with respect to the shares so converted up to and including the Conversion Date.
     (iii) The person in whose name the certificate or certificates for Series B Common Stock are to be issued shall be deemed to have become a holder of record of Series B Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Conversion Price shall be that Conversion Price in effect on the Conversion Date.
     (iv) Upon conversion of only a portion of the number of shares covered by a Series A Preferred Certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series A Preferred Certificate, at the expense of the

Corporation, a new certificate covering the number of shares of the Series A Stock representing the unconverted portion of the Series A Preferred Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.
     (c) (i) If a Series A Stockholder shall surrender more than one share of Series A Stock for conversion at any one time, then the number of full shares of Series B Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Stock so surrendered.
     (i) No fractional shares of Series B Common Stock shall be issued upon conversion of Series A Stock. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the Conversion Date, as determined in accordance with Section 7(d)(vii) hereof.
          (d) For all purposes of this Section 7, the “Conversion Price” with respect to the Series A Stock shall be equal to the Original Purchase Price (as defined in Section 8 hereof) divided by 306.50685 with respect to each such share of Series A Stock, subject to adjustment from time to time as follows:
     (i) Subject to Section 7(d)(ii) below, if the Corporation shall, at any time or from time to time after the Original Issuance Date, issue or sell any shares of Common Stock (which term, for purposes of this Section 7(d)(i), including all subsections thereof, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Series A Stock) or options to purchase, or other rights to subscribe for, such convertible or exchangeable securities, in each case other than Excluded Stock (as defined in Section 7(d)(ii) below) (any such securities, “New Securities”)), for a consideration per share less than the applicable Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities (a “Dilutive Issuance”), the Conversion Price for Series A Stock in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of additional stock so issued. For the purposes of any adjustment of the Conversion Price pursuant to this Section 7(d)(i), the following provisions shall be applicable.
               (A) In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, plus the value of any property other than cash received by the Corporation, determined as provided in Section 7(d)(i)(B) hereof, plus the value of any other consideration received by the Corporation determined as set forth in Section 7(d)(i)(C) hereof.

               (B) In the case of the issuance of Common Stock for a consideration in whole or in part in property other than cash, the value of such property other than cash shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section 7(d)(vii) hereof) of the shares of Common Stock or such other securities being issued, less any cash consideration paid for such shares, determined as provided in Section 7(d)(i)(A) hereof and less any other consideration received by the Corporation for such shares, determined as set forth in Section 7(d)(i)(C) hereof.
               (C) In the case of the issuance of Common Stock for consideration in whole or in part other than cash or property, the value of such other consideration shall be deemed to be the fair market value of such consideration as determined in good faith be the Board of Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section 7(d)(vii) hereof) of the shares of Common Stock or such other securities being issued, less any cash consideration paid for such shares, determined as provided in Section 7(d)(i)(A) hereof and less any property other than cash received by the Corporation for such shares, determined as set forth in Section 7(d)(i)(B) hereof.
               (D) In the case of the issuance of options or other rights to purchase or subscribe for Common Stock or the issuance of securities by their terms convertible into or exchangeable or exercisable for Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable or exercisable securities:
                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 7(d)(i)(A), (B) and (C) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in Sections 7(d)(i)(A), (B) and (C) hereof);
                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 7(d)(i)(A), (B) and (C) hereof);

                    (3) if there is any change in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the anti-dilution provisions thereof), then the Conversion Price shall automatically be readjusted in proportion to such change; and
                    (4) upon the expiration of any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities, the Conversion Price shall be automatically readjusted to the Conversion Price that would have obtained had such options, rights or convertible or exchangeable securities not been issued.
          (ii) “Excluded Stock” shall mean:
               (A) Common Stock issued or issuable upon the conversion or exercise of any shares of Series A Stock or other securities outstanding as of the date hereof.
               (B) Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, to purchase, or rights to subscribe for, such Common Stock, or other equity incentive plan or other agreements that have been approved in form and in substance by the holders of a majority of the combined voting power of the Series A Stock then outstanding, calculated in accordance with Section 6(a) (including, in such calculation, any outstanding restricted shares held by such holders), and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on transfers, rights of first offer in favor of the Corporation and restricted stock grants to directors, employees or consultants as approved by the Board of Directors of the Corporation.
               (C) Common Stock issued as a stock dividend payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock.
               (D) Common Stock issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors.
               (E) Common Stock issued or issuable to third parties in connection with strategic partnerships or alliances, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors.
               (F) Common Stock issued or issuable pursuant to the acquisition of another corporation or entity (or its assets) by the Corporation so long as approved by the Board of Directors.
               (G) Common Stock, the issuance of which is approved by a majority of the then outstanding shares of Series A Stock, with such approval expressly waiving the application of the anti-dilution provisions of this Section 7 as a result of such issuance.

     (iii) If the number of shares of Common Stock outstanding at any time after the Original Issuance Date (as hereinafter defined) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased in the form of a Proportional Adjustment (as defined in Section 8) so that the number of shares of Common Stock issuable on conversion of each share of Series A Stock shall be increased in proportion to such increase in outstanding shares.
     (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased in the form of a Proportional Adjustment so that the number of shares of Common Stock issuable on conversion of each share of Series A Stock shall be decreased in proportion to such decrease in outstanding shares.
     (v) In the event, at any time after the Original Issuance Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Corporation) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person (any such transaction, an “Extraordinary Transaction”), then the Corporation shall provide appropriate adjustment in the form of a Proportional Adjustment to the Conversion Price with respect to each share of Series A Stock outstanding after the effectiveness of such Extraordinary Transaction such that each share of Series A Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such share of Series A Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section 7(d)(v) shall similarly apply to successive Extraordinary Transactions.
     (vi) All calculations under this Section 7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.
     (vii) For the purpose of any computation pursuant to Section 7(c) hereof or this Section 7(d), the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending on the fifth (5th) business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30-business-day period) as follows:
               (A) If the Common Stock is listed or admitted for trading on a national securities exchange, then the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading.
               (B) If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) on such day.
               (C) If the Common Stock is not at the time quoted on Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc., or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.
               (D) If the Common Stock is not traded in such manner that the quotations referred to in this Section 7(d)(vii) are available for the period required hereunder, then the Current Market Price shall be the fair market value of such share, as determined in good faith by a majority of the entire Board of Directors.
     (viii) In any case in which the provisions of this Section 7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of Series A Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such holder any cash amounts in lieu of fractional shares pursuant to Section 7(c)(ii) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.
     (ix) If a state of facts shall occur that, without being specifically controlled by the provisions of this Section 7, would not fairly protect the conversion rights of the holders of the Series A Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.
     (e) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue or sell any New Securities with terms (economic or otherwise) more favorable than the terms of the Series A Stock, then, at the option of the Series A Stockholders

(such option to be exercised by written notice to the Corporation signed by Series A Stockholders holding a majority of the Series A Stock), the terms of the Series A Stock will be modified to include such other terms of the New Securities as are specified in the written notice required under this Section 7(e).
          (f) Whenever the Conversion Price shall be adjusted as provided in Section 7(d) hereof, the Corporation shall forthwith file and keep on record at the office of the Secretary of the Corporation and at the office of the transfer agent for the Series A Stock or at such other place as may be designated by the Corporation, a statement, signed by its President or Chief Executive Officer and by its Treasurer or Chief Financial Officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail. return receipt requested, postage prepaid, to each Series A Stockholder at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy shall be given in advance of any such adjustment and shall be included as part of a notice required to be mailed under the provisions of Section 7(g) hereof.
          (g) In the event the Corporation shall propose to take any action of the types described in Section 7(d)(i), (iii), (iv) or (v) hereof, the Corporation shall give notice to each Series A Stockholder in the manner set forth in Section 7(f) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price with respect to the Series A Stock, and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon each conversion of Series A Stock. In the case of any action that would require the fixing of record date, such notice shall be given at least 20 days prior to the record date so fixed, and in the case of any other action, such notice shall be given at least 30 days prior to the taking of such proposed action.
          (h) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Series A Stockholder in respect of which such shares of Series A Stock are being issued.
          (i) The Corporation shall reserve out of its authorized but unissued shares of Series B Common Stock solely for the purpose of effecting the conversion of the Series A Stock sufficient shares of Series B Common Stock to provide for the conversion of all outstanding shares of Series A Stock.
          (j) All shares of Series B Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          (k) Upon the consummation of a firm commitment underwritten public offering of Common Stock of the Corporation registered under the Securities Act of 1933, pursuant to which the net proceeds to the Corporation are at least $25 million, each share of Series A Stock then outstanding shall, by virtue of and immediately prior to the closing of such firm commitment public offering and without any action on the part of the holder thereof, be deemed automatically converted into that number of shares of Series B Common Stock into which the Series A Stock would then be convertible.
     8. Definitions. As used herein, the following terms shall have the corresponding meanings:
     “Business Day” shall mean any day other than a Saturday, Sunday or public holiday in the state where the principal executive office of the Corporation is located.
     “Original Issuance Date” with respect to any share of Series A Stock shall mean the date of first issuance by the Corporation of a share of Series A Stock.
     “Original Purchase Price” shall mean, with respect to the Series A Stock, $342.46575 per share, subject, for all purposes other than Section 7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.
     “Proportional Adjustment” shall mean an adjustment made to the price of the Series A Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to such security, such that the price of one share of the Series A Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the Series A Stock with respect thereto upon the effectiveness of such change.

Exhibit B
CERTIFICATE OF DESIGNATION
OF
SERIES D CONVERTIBLE PREFERRED STOCK
OF

HEALTHCARE SERVICES, INC.
(a Delaware corporation)

(Pursuant to Section 151 of the Delaware General Corporation Law (“GCL”)
     HEALTHCARE SERVICES, INC., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”) DOES HEREBY CERTIFY THAT:
     FIRST: The Corporation was incorporated in the State of Delaware on July 2, 2003.
     SECOND: Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation under the provisions of Section 151 of the GCL, the following resolutions were duly adopted by unanimous written consent of the Board of Directors dated as of December 1, 2005, which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate of Incorporation, or By-laws of the Corporation:
     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by Section 151 of the GCL and in accordance with the provisions of its Certificate of Incorporation, a class of preferred stock of the Corporation to be known as Series D Convertible Preferred Stock is hereby created and provided for and the Board of Directors hereby fixes the terms, designations, relative rights, preferences and limitations of such class in the particulars required by but not specifically set forth in said Certificate of Incorporation or any amendment thereto, as follows:
     1. Designation of Series of Preferred Stock. Of the 1,350,000 shares of the Corporation’s authorized preferred stock, 1,267,224 shares shall be designated and known as “Series D Convertible Preferred Stock,” par value $.01 per share (the “Series D Stock”)
     2. Ranking. Each share of Series D Stock shall rank, as to dividends and upon Liquidation (as defined in Section 4(a) hereof), equally with each other, pari passu with the Corporation’s Series A Convertible Preferred Stock (the “Series A Stock”) and senior and prior to the Corporation’s Common Stock and to all other classes or series of stock issued by the Corporation, except as otherwise approved by the affirmative vote or consent of the holders of shares representing a majority of the voting power of the Series D Stock then outstanding (determined as set forth in the second sentence of Section 6(a) hereof).
     3. Dividend Provisions.
          (a) The holders of shares of Series D Stock shall not be entitled to receive any dividends on the shares of Series D Stock. Notwithstanding the foregoing, if any dividend is declared or paid on any shares of Series D Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series D Stock then outstanding, so that all outstanding shares of Series D Stock will participate equally with each other ratably per share (calculated as provided in Section 3(h) hereof). Whenever any dividend, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation), may be declared or paid on: (i) any shares of the Common Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each share of the Series D Stock then outstanding so that all outstanding shares of Series D Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section 3(b) hereof); or (ii) any shares of Preferred Stock (other than the Series D Stock), the Board of Directors shall also declare and pay a dividend on the same terms, at the same or equivalent rate (based on the number of shares of Common Stock into which such Preferred Stock is then convertible, if applicable, or, otherwise, the relative liquidation preference per share, as compared with the Series D Stock then outstanding) and in like kind upon each share of the Series D Stock then outstanding so that all outstanding shares of Series D Stock will participate in such dividend ratably with such shares of Common Stock (calculated as provided in Section 3(b) hereof).
          (b) In connection with any dividend declared or paid hereunder, each share of Series D Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded up to the nearest one-tenth of a share. No fractional shares of Common Stock or Preferred Stock shall be issued as a dividend hereunder. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the fair market value thereof on the last Business Day (as defined in Section 8 hereof) immediately preceding the date for payment of dividends as determined by the Board of Directors in good faith.
     4. Liquidation Rights; Initial Public Offering; Change of Control.
          (a) Liquidation Rights.
          (i) With respect to rights in the event of a Liquidation (as defined in Section 4(a)(ii) hereof), the Series D Stock shall rank equally with each other, pari passu with the Series A Stock and senior and prior to the Corporation’s Common Stock and to all other classes or series of stock issued by the Corporation, except such classes or series of stock that expressly rank pari passu with or senior to the Series D Stock and such ranking is approved by the affirmative vote or consent of the holders of shares representing a majority of the voting power of the Series D Stock then outstanding (determined as set forth in the second sentence of Section 6(a) hereof).
     (ii) In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”), the holders of shares of Series D Stock then outstanding (the “Series D Stockholders”) shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series D Stock an amount per share equal to the Original Purchase Price (as defined in Section 8 hereof), plus, in each case, an amount equal to any accrued but unpaid dividends thereon pursuant to Section 3(a) hereof (collectively, the “Termination Amount”).
     (iii) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series D Stockholders the full amount as to which each of them shall be entitled, then the Series D Stockholders shall share ratably in any distribution of assets according to the respective amounts which would be payable to them in respect of the shares held upon such distribution if all amounts payable on or with respect to such shares were paid in full. For purposes of calculating the amount of any payment to be paid upon any such Liquidation, each share of Series D Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.
     (iv) In the event of any Liquidation, after payments shall have been made first to the Series D Stockholders of the full amount to which they shall be entitled as aforesaid, the Series D Stockholders as a class, shall be entitled to share ratably (calculated with respect to such Series D Stock as provided in the next sentence) with the holders of Common Stock in all remaining assets of the Corporation available for distribution to its stockholders. For purposes of calculating the amount of any payment to be paid upon any such Liquidation, each share of such Series D Stock shall be deemed to be that number of shares (including fractional shares) of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.
     (b) Initial Public Offering.
     (i) Upon the closing of an initial public offering of shares of the capital stock of the Corporation, which offering raises net proceeds to the Corporation of not less than $25 million (a “Qualifying Public Offering”), the Corporation shall pay to each Series D Stockholder who holds shares on the Business Day immediately preceding the closing of such Qualifying Public Offering (the “Special Termination Determination Date”), a preference equal to the Termination Amount (each such payment, a “Special Termination Amount”) calculated as of the Special Termination Determination Date; provided, however, that, at each Series D Stockholder’s option, the Special Termination Amount shall be paid to such Series D Stockholder in shares of the Corporation’s Common Stock valued at the per common share price offered in the Qualifying Public Offering (the “Equity Alternative”).
     (ii) The Corporation shall pay the Special Termination Amount in cash with respect to shares of Series D Preferred Stock to each holder that has not elected to receive the Equity Alternative on the fifth (5th) Business Day after the closing of the Qualifying Public Offering (the “Special Termination Amount Payment Date”); the shares representing the Equity Alternative shall be issued upon the closing of the Qualifying Public Offering. If the Corporation does not have sufficient capital and surplus legally available to pay the Special Termination Amount for all of the outstanding shares of Series D Preferred Stock on any Special Termination Amount Payment Date, the Corporation shall take all commercially reasonable measures permitted under the GCL to increase the amount of its capital and surplus legally available, and the Corporation shall pay the Special Termination Amount with respect to as many shares of Series D Preferred Stock as it has capital and surplus legally available therefore, ratably from the holders thereof in proportion to the total number of shares held by such holders, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefore, pay the Special Termination Amount with respect to as many shares of Series D Preferred Stock as it has capital and surplus available therefore until it has paid the Special Termination Amount with respect to all of the outstanding shares of Series D Preferred Stock.
     (c) Change of Control.
     (i) In the event of a Change of Control (as defined below), the Corporation shall pay to each Series D Stockholder who holds shares on the Business Day immediately preceding such Change of Control (the “Change of Control Determination Date”), a preference equal to the Termination Amount (each such payment, a “Change of Control Termination Amount”) calculated as of the Change of Control Determination Date.
     (ii) The Corporation shall pay the Change of Control Termination Amount in cash with respect to shares of Series D Preferred Stock on the fifth (5th) Business Day after the closing of the Change of Control (the “Change of Control Payment Date”). If the Corporation does not have sufficient capital and surplus legally available to pay the Change of Control Termination Amount for all of the outstanding shares of Series D Preferred Stock on any Change of Control Payment Date, the Corporation shall take all commercially reasonable measures permitted under the GCL to increase the amount of its capital and surplus legally available, and the Corporation shall pay the Change of Control Termination Amount with respect to as many shares of Series D Preferred Stock as it has capital and surplus legally available therefore, ratably from the holders thereof in proportion to the total number of shares held by such holders, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefore, pay the Change of Control Termination Amount with respect to as many shares of Series D Preferred Stock as it has capital and surplus available therefore until it has paid the Change of Control Termination Amount with respect to all of the outstanding shares of Series D Preferred Stock.

     (iii) For purposes hereof, a “Change of Control” shall mean the merger or consolidation of the Corporation into or with another corporation, partnership, joint venture, trust or other entity, or the merger or consolidation of any corporation into or with the corporation (in which consolidation or merger the stockholders of the Corporation receive distributions of cash or securities as a result of such consolidation or merger in complete exchange for their shares of capital stock of the Corporation), or the sale or transfer of shares of capital stock of the Corporation, unless, upon consummation of such merger, consolidation or sale of capital stock, the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than a majority of the voting power of the surviving corporation.
     5. Redemption. Neither the Series D Stockholders nor the Corporation shall have the right to cause or require the Corporation to redeem any of the Series D Stock at any time.
     6. Voting.
          (a) In addition to any other rights provided for herein or by law, the Series D Stockholders shall be entitled to vote, together with the holders of Series B Common Stock as one class, on all matters as to which the holders of Series B Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Series B Common Stock. In any such vote, each share of Series D Stock shall entitle the holder thereof to the number of votes per share that equals the number of shares of Series B Common Stock (including fractional shares) into which each such share of Series D Stock is then convertible, rounded up to the nearest one-tenth of a share.
          (b) The Corporation shall not, directly or indirectly, through a subsidiary or otherwise, without the affirmative approval of the holders of shares representing a majority of the voting power of the Series D Stock then outstanding (determined as set forth in the second sentence of Section 6(a) hereof), acting separately from the holders of Series B Common Stock or any other securities of the Corporation, given by written consent in lieu of a meeting or by vote at a meeting called for such purpose, for which meeting or approval by written consent timely and specific notice (a “Notice”) shall have been given to each holder of such Preferred Stock, in the manner provided in the By-laws of the Corporation: (i) in any manner alter or change the designations, powers, preferences, rights, qualifications, limitations or restrictions of the Series D Stock or (ii) take any action to cause any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, the Certificate of Designation of Series D Convertible Preferred Stock or the By-laws of the Corporation, which amendment, alteration or repeal adversely affects the powers, preferences or rights pertaining to the Series D Stock, provided, however, that if any such action as set forth in the preceding clauses (i) and (ii) would adversely affect the designations, powers, preferences, rights, qualifications, limitations or restrictions of some, but not all, of the shares of the Series D Stock, then such action will also require the affirmative approval of the holders of shares representing a majority of the voting power of the Series D Stock as would be so adversely affected.
     7. Conversion.

     (a) (i) Any Series D Stockholder shall have the right, at any time or from time to time, to convert any or all of its Series D Stock into that number of fully paid and nonassessable shares of Series B Common Stock, rounded up to the nearest one-tenth of a share, for each share of Series D Stock so converted equal to the quotient of the Original Purchase Price for such share and the Conversion Price for such share (as defined in Section 7(d) hereof), as last adjusted and then in effect; provided, however, that cash shall be paid in lieu of the issuance of fractional shares of Series B Common Stock, as provided in Section 7(c)(ii) hereof.
     (i) Any Series D Stockholder who exercises the right to convert shares of Series D Stock into shares of Series B Common Stock, pursuant to this Section 7, shall be entitled to payment of all declared but unpaid dividends payable with respect to such Series D Stock pursuant to Section 3(a) herein, up to and including the Conversion Date (as defined in Section 7(b)(ii) hereof).
     (b) (i) Any Series D Stockholder may exercise the right to convert such shares into Series B Common Stock pursuant to this Section 7 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the “Series D Preferred Certificate”), duly endorsed or assigned in blank to the Corporation (if required by it).
     (i) Each Series D Preferred Certificate shall be accompanied by, written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Series B Common Stock are to be issued. Such conversion shall be deemed to have been effected on the date when such delivery is made and such date is referred to herein as the “Conversion Date.”
     (ii) As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Series B Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in any shares of Series B Common Stock, as provided in Section 7(c)(ii) hereof, payable with respect to the shares so converted up to and including the Conversion Date.
     (iii) The person in whose name the certificate or certificates for Series B Common Stock are to be issued shall be deemed to have become a holder of record of Series B Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Conversion Price shall be that Conversion Price in effect on the Conversion Date.
     (iv) Upon conversion of only a portion of the number of shares covered by a Series D Preferred Certificate, the Corporation shall issue and deliver to or upon the written order of the holder of such Series D Preferred Certificate, at the expense of the

Corporation, a new certificate covering the number of shares of the Series D Stock representing the unconverted portion of the Series D Preferred Certificate, which new certificate shall entitle the holder thereof to all the rights, powers and privileges of a holder of such shares.
     (c) (i) If a Series D Stockholder shall surrender more than one share of Series D Stock for conversion at any one time, then the number of full shares of Series B Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Stock so surrendered.
     (i) No fractional shares of Series B Common Stock shall be issued upon conversion of Series D Stock. The Corporation shall pay a cash adjustment for any such fractional interest in an amount equal to the Current Market Price thereof on the Conversion Date, as determined in accordance with Section 7(d)(vii) hereof.
          (d) For all purposes of this Section 7, the “Conversion Price” with respect to the Series D Stock shall be equal to the Original Purchase Price (as defined in Section 8 hereof) with respect to each such share of Series D Stock, subject to adjustment from time to time as follows:
     (i) Subject to Section 7(d)(ii) below, if the Corporation shall, at any time or from time to time after the Original Issuance Date, issue or sell any shares of Common Stock (which term, for purposes of this Section 7(d)(i), including all subsections thereof, shall be deemed to include all other securities convertible into, or exchangeable or exercisable for, shares of Common Stock (including, but not limited to, Series D Stock) or options to purchase, or other rights to subscribe for, such convertible or exchangeable securities, in each case other than Excluded Stock (as defined in Section 7(d)(ii) below) (any such securities, “New Securities”)), for a consideration per share less than the applicable Conversion Price in effect immediately prior to the issuance of such Common Stock or other securities (a “Dilutive Issuance”), the Conversion Price for Series D Stock in effect immediately prior to each such Dilutive Issuance shall automatically be lowered to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock that the aggregate consideration received by the Corporation for the additional stock so issued would purchase at such Conversion Price as in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of additional stock so issued. For the purposes of any adjustment of the Conversion Price pursuant to this Section 7(d)(i), the following provisions shall be applicable.
               (A) In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof, plus the value of any property other than cash received by the Corporation, determined as provided in Section 7(d)(i)(B) hereof, plus the value of any other consideration received by the Corporation determined as set forth in Section 7(d)(i)(C) hereof.

               (B) In the case of the issuance of Common Stock for a consideration in whole or in part in property other than cash, the value of such property other than cash shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section 7(d)(vii) hereof) of the shares of Common Stock or such other securities being issued, less any cash consideration paid for such shares, determined as provided in Section 7(d)(i)(A) hereof and less any other consideration received by the Corporation for such shares, determined as set forth in Section 7(d)(i)(C) hereof.
               (C) In the case of the issuance of Common Stock for consideration in whole or in part other than cash or property, the value of such other consideration shall be deemed to be the fair market value of such consideration as determined in good faith be the Board of Directors, irrespective of any accounting treatment; provided, however, that such fair market value of such property as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as defined in Section 7(d)(vii) hereof) of the shares of Common Stock or such other securities being issued, less any cash consideration paid for such shares, determined as provided in Section 7(d)(i)(A) hereof and less any property other than cash received by the Corporation for such shares, determined as set forth in Section 7(d)(i)(B) hereof.
               (D) In the case of the issuance of options or other rights to purchase or subscribe for Common Stock or the issuance of securities by their terms convertible into or exchangeable or exercisable for Common Stock or options to purchase or other rights to subscribe for such convertible or exchangeable or exercisable securities:
                    (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 7(d)(i)(A), (B) and (C) hereof), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby (the consideration in each case to be determined in the manner provided in Sections 7(d)(i)(A), (B) and (C) hereof);
                    (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 7(d)(i)(A), (B) and (C) hereof);

          (3) if there is any change in the exercise price of, or number of shares deliverable upon exercise of, any such options or rights or upon the conversion or exchange of any such convertible or exchangeable securities (other than a change resulting from the anti-dilution provisions thereof), then the Conversion Price shall automatically be readjusted in proportion to such change; and
          (4) upon the expiration of any such options or rights or the termination of any such rights to convert or exchange such convertible or exchangeable securities, the Conversion Price shall be automatically readjusted to the Conversion Price that would have obtained had such options, rights or convertible or exchangeable securities not been issued.
          (ii) “Excluded Stock” shall mean:
               (A) Common Stock issued or issuable upon the conversion or exercise of any shares of Series D Stock or other securities outstanding as of the date hereof.
               (B) Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, to purchase, or rights to subscribe for, such Common Stock, or other equity incentive plan or other agreements that have been approved in form and in substance by the holders of a majority of the combined voting power of the Series D Stock then outstanding, calculated in accordance with Section 6(a) (including, in such calculation, any outstanding restricted shares held by such holders), and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on transfers, rights of first offer in favor of the Corporation and restricted stock grants to directors, employees or consultants as approved by the Board of Directors of the Corporation.
               (C) Common Stock issued as a stock dividend payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock.
               (D) Common Stock issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board of Directors.
               (E) Common Stock issued or issuable to third parties in connection with strategic partnerships or alliances, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors.
               (F) Common Stock issued or issuable pursuant to the acquisition of another corporation or entity (or its assets) by the Corporation so long as approved by the Board of Directors.
               (G) Common Stock, the issuance of which is approved by a majority of the then outstanding shares of Series D Stock, with such approval expressly waiving the application of the anti-dilution provisions of this Section 7 as a result of such issuance.

     (iii) If the number of shares of Common Stock outstanding at any time after the Original Issuance Date (as hereinafter defined) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased in the form of a Proportional Adjustment (as defined in Section 8) so that the number of shares of Common Stock issuable on conversion of each share of Series D Stock shall be increased in proportion to such increase in outstanding shares.
     (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased in the form of a Proportional Adjustment so that the number of shares of Common Stock issuable on conversion of each share of Series D Stock shall be decreased in proportion to such decrease in outstanding shares.
     (v) In the event, at any time after the Original Issuance Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights, or the qualifications, limitations or restrictions, if any, of the capital stock of the Corporation) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person (any such transaction, an “Extraordinary Transaction”), then the Corporation shall provide appropriate adjustment in the form of a Proportional Adjustment to the Conversion Price with respect to each share of Series D Stock outstanding after the effectiveness of such Extraordinary Transaction such that each share of Series D Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such share of Series D Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section 7(d)(v) shall similarly apply to successive Extraordinary Transactions.
     (vi) All calculations under this Section 7(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.
     (vii) For the purpose of any computation pursuant to Section 7(c) hereof or this Section 7(d), the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending on the fifth (5th) business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30-business-day period) as follows:
                    (A) If the Common Stock is listed or admitted for trading on a national securities exchange, then the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading.
                    (B) If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) on such day.
                    (C) If the Common Stock is not at the time quoted on Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc., or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.
                    (D) If the Common Stock is not traded in such manner that the quotations referred to in this Section 7(d)(vii) are available for the period required hereunder, then the Current Market Price shall be the fair market value of such share, as determined in good faith by a majority of the entire Board of Directors.
     (viii) In any case in which the provisions of this Section 7(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of Series D Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment, and (B) paying to such holder any cash amounts in lieu of fractional shares pursuant to Section 7(c)(ii) hereof; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.
     (ix) If a state of facts shall occur that, without being specifically controlled by the provisions of this Section 7, would not fairly protect the conversion rights of the holders of the Series D Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.
          (e) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue or sell any New Securities with terms (economic or otherwise) more favorable than the terms of the Series D Stock, then, at the option of the Series D Stockholders

(such option to be exercised by written notice to the Corporation signed by Series D Stockholders holding a majority of the Series D Stock), the terms of the Series D Stock will be modified to include such other terms of the New Securities as are specified in the written notice required under this Section 7(e).
          (f) Whenever the Conversion Price shall be adjusted as provided in Section 7(d) hereof, the Corporation shall forthwith file and keep on record at the office of the Secretary of the Corporation and at the office of the transfer agent for the Series D Stock or at such other place as may be designated by the Corporation, a statement, signed by its President or Chief Executive Officer and by its Treasurer or Chief Financial Officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first-class, certified mail. return receipt requested, postage prepaid, to each Series D Stockholder at such holder’s address appearing on the Corporation’s records. Where appropriate, such copy shall be given in advance of any such adjustment and shall be included as part of a notice required to be mailed under the provisions of Section 7(g) hereof.
          (g) In the event the Corporation shall propose to take any action of the types described in Section 7(d)(i), (iii), (iv) or (v) hereof, the Corporation shall give notice to each Series D Stockholder in the manner set forth in Section 7(f) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price with respect to the Series D Stock, and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon each conversion of Series D Stock. In the case of any action that would require the fixing of record date, such notice shall be given at least 20 days prior to the record date so fixed, and in the case of any other action, such notice shall be given at least 30 days prior to the taking of such proposed action.
          (h) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series D Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Series D Stockholder in respect of which such shares of Series D Stock are being issued.
          (i) The Corporation shall reserve out of its authorized but unissued shares of Series B Common Stock solely for the purpose of effecting the conversion of the Series D Stock sufficient shares of Series B Common Stock to provide for the conversion of all outstanding shares of Series D Stock.
          (j) All shares of Series B Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

          (k) Upon the consummation of a firm commitment underwritten public offering of Common Stock of the Corporation registered under the Securities Act of 1933, pursuant to which the net proceeds to the Corporation are at least $25 million, each share of Series D Stock then outstanding shall, by virtue of and immediately prior to the closing of such firm commitment public offering and without any action on the part of the holder thereof, be deemed automatically converted into that number of shares of Series B Common Stock into which the Series D Stock would then be convertible.
     8. Definitions. As used herein, the following terms shall have the corresponding meanings:
     “Business Day” shall mean any day other than a Saturday, Sunday or public holiday in the state where the principal executive office of the Corporation is located.
     “Original Issuance Date” with respect to any share of Series D Stock shall mean the date of first issuance by the Corporation of a share of Series D Stock.
     “Original Purchase Price” shall mean, with respect to the Series D Stock, $3.9456 per share, subject, for all purposes other than Section 7 hereof (which provisions shall be applied in accordance with their own terms), to Proportional Adjustment.
     “Proportional Adjustment” shall mean an adjustment made to the price of the Series D Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to such security, such that the price of one share of the Series D Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the Series D Stock with respect thereto upon the effectiveness of such change.

CERTIFICATE OF AMENDMENT
TO THE
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HEALTHCARE SERVICES, INC.
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
     Healthcare Services, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:
     The Board of Directors of the Corporation duly adopted, pursuant to Section 242 of the General Corporation Law, a resolution setting forth an amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law. The resolution setting forth the amendment is as follows:

RESOLVED:	That Article I of the Fourth Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article I is inserted in lieu thereof:
ARTICLE I:
NAME
The name of the corporation is Accretive Health, Inc. (the “Corporation”).
[Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer on this 5th day of August, 2009.

HEALTHCARE SERVICES, INC.
By:	/s/ Mary A. Tolan
Mary A. Tolan
President

[Signature Page to Certificate of Amendment]

CERTIFICATE OF AMENDMENT
OF
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ACCRETIVE HEALTH, INC.
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
Accretive Health, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:
The Board of Directors of the Corporation duly adopted, pursuant to Section 242 of the General Corporation Law, a resolution setting forth an amendment to the Fourth Amended and Restated Certificate of Incorporation, as amended, of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law. The resolution setting forth the amendment is as follows:

RESOLVED:	That paragraph 1 of Article IV of the Fourth Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“Effective upon the filing of this Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation (the “Effective Time”), a stock split of the Corporation’s Common Stock (including, for the avoidance of doubt, the Series B Common Stock and the Series C Common Stock) shall become effective, pursuant to which each share of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and split into 3.92 shares of Common Stock automatically and without any action by the holder thereof and shall represent 3.92 shares of Common Stock from and after the Effective Time (the “Stock Split”) No fractional shares of Common Stock shall be issued as a result of the Stock Split. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

1. Authorized Stock. The Corporation is authorized to issue two classes of shares designated “Common Stock” and “Preferred Stock,” respectively. Giving effect to the Stock Split, the aggregate number of shares that the Corporation has authority to issue is 107,940,000 shares, divided into 106,590,000 shares of Common Stock and 1,350,000 shares of Preferred Stock, each with a par value of $.01 per share. The Common Stock shall be further divided into two series: Series B shall be voting stock and shall be comprised of 73,150,000 shares (the “Series B Common Stock”) and Series C shall be non-voting and comprised of 33,440,000 shares (the “Series C Common Stock”).”
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer on this 3rd day of May, 2010.

ACCRETIVE HEALTH, INC.
By:	/s/ Mary A. Tolan
Mary A. Tolan
President and Chief Executive Officer

2

CERTIFICATE OF AMENDMENT
OF
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ACCRETIVE HEALTH, INC.
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
Accretive Health, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:
The Board of Directors of the Corporation duly adopted, pursuant to Section 242 of the General Corporation Law, resolutions setting forth amendments to the Fourth Amended and Restated Certificate of Incorporation, as amended, of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly approved said proposed amendments by written consent in accordance with Sections 228 and 242 of the General Corporation Law. The resolutions setting forth the amendments are as follows:

RESOLVED:	That paragraph 1 of Article IV of the Fourth Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“Effective upon the filing of this Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation (the “Effective Time”), each share of Series B Common Stock and each share of Series C Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) shall be reclassified into one validly issued, fully-paid and nonassessable share of Common Stock, par value $.01 per share, automatically and without any action by the holder thereof. Each stock certificate that, immediately prior to the Effective Time, represented shares of Series B Common Stock or Series C Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of Common Stock into which the shares formerly represented by such certificate shall have been reclassified.

1. Authorized Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 501,350,000 shares, consisting of (i) 500,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 1,350,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).”

FURTHER RESOLVED:	That paragraph 4 of Article IV of the Fourth Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“4. Common Stock Voting Rights. Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall possess voting power for all purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.”

FURTHER RESOLVED:	That all remaining references to “Series B Common Stock” in the Fourth Amended and Restated Certificate of Incorporation of the Corporation be and hereby are changed to “Common Stock”.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer on this ___ day of May, 2010.

ACCRETIVE HEALTH, INC.
By:
Mary A. Tolan
President and Chief Executive Officer

2